AGREEMENT – THE OVERPRESSURED PROJECT, UTAH

THIS AGREEMENT is dated for reference the 10th day of November, 2004.

BETWEEN:

AVALON GOLD CORPORATION
806 – 1288 Alberni Street
Vancouver, British Columbia, V6E 4N5

(hereinafter referred to as the "Seller")

OF THE FIRST PART

AND:

GOLDEN SPIRIT MINING LTD.
806 – 1288 Alberni Street
Vancouver, British Columbia, V6E 4N5

(hereinafter referred to as the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. The Seller has entered into a letter of intent (the "Letter of Intent") with Pioneer Oil and Gas ("Pioneer"), a copy of which is attached as Schedule "A" to this Agreement, pursuant to which the Seller has the right and option to enter into a participation agreement (the "Participation Agreement") to acquire an 85% working interest and a 68% net revenue interest in certain oil and gas leasehold interests situated in Wasatch County, Utah, as more particularly described in Exhibit 1 to the Participation Agreement (the "Contract Acreage");

B. The Seller wishes to grant to the Purchaser the right to purchase a portion of the Seller's interest in the Letter of Intent and the Participation Agreement.

NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. **GRANT**

1.1 In consideration of the Purchaser allotting, issuing and delivering to the Seller on the execution of this Agreement 1,000,000 shares in the capital stock of the Purchaser, the Seller hereby grants to the Purchaser the right to purchase a 40% interest in the Letter of Intent and Participation Agreement, being, upon execution of the Participation Agreement, a 40% working interest and a 32% net revenue interest in the Contract Acreage (the "Purchase Interest") in consideration of the Purchaser paying to the Seller US$750,000 on or before December 10, 2004 (the "Purchase Price").

1.2 The Seller covenants and agrees with the Purchaser that upon receipt of the Purchase Price, the Seller shall allot, issue and deliver to the Purchaser 2,000,000 shares in the Seller's capital stock.

1.3 All shares issued pursuant to this Agreement shall be subject to the securities laws, rules and regulations of the United States of America and the States therein and all other securities regulators having jurisdiction in respect to the same.

2. **LETTER OF INTENT**

2.1 The Seller covenants and confirms to the Purchaser that the Seller has paid the sum of US$50,000 due to Pioneer by November 1, 2004 and that the Letter of Intent is in good standing as at the date hereof.

3. **FARM-OUT WELLS**

3.1 On any wells after the first two wells are drilled on the Contract Acreage (the "Earn-In Wells") in respect to which wells Pioneer chooses not to participate and elects to farm-out its interest to the Seller (the "Farm-Out Wells"), the Purchaser shall acquire 50% of the 15% working interest and 50% of the 12% net revenue interest acquired by the Seller from Pioneer. The Purchaser's interest in the Farm-Out Wells as determined pursuant to paragraph 6.2 of the Participation Agreement would be a 47.5% working interest and a 38% net revenue interest until payout and, after payout, a 44.5% working interest and a 35.6% net revenue interest in respect to the Farm-Out Wells.

4. **THE PARTICIPATION AGREEMENT**

4.1 In the event that the Purchaser exercises the right to purchase granted hereunder and pays the Purchase Price to the Seller on or before December 10, 2004, the Seller covenants and agrees to pay to Pioneer US$706,279 pursuant to the provisions of the Participation Agreement on or before the due date and to enter into the Participation Agreement with Pioneer.

4.2 The Purchaser covenants and agrees to be bound by the provisions of the Participation Agreement that apply to the party therein described as the "Participant".

5. **OPERATING AGREEMENT**

5.1 The exploration and development of the Contract Acreage shall be governed by the provisions of the Participation Agreement and a Model Form Operating Agreement which the Seller and Pioneer shall establish on the basis of mutual negotiations. The Seller shall be the operator of the Contract Acreage and shall direct and have full control of all operations on the Contract Acreage, and the Purchaser shall pay its proportion of all bills and shall be bound by the provisions of the Model Form Operating Agreement as agreed to between Pioneer and the Seller.

6. TERMINATION

6.1 This Agreement will terminate if the Purchaser becomes insolvent, makes any assignment in bankruptcy, or makes any other assignment for the benefit of creditors, or makes any proposal under the *Bankruptcy Act* (Canada) or any comparable laws, seeks protection or relief under the *Companies Creditors Arrangement Act* (Canada).

7. NOTICE

7.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in Canada (save and except during the period of any interruption in the normal postal service within Canada) or sent by facsimile:

in the case of the Seller addressed as follows:

Avalon Gold Corporation
806 – 1288 Alberni Street
Vancouver, British Columbia, V6E 4N5

Facsimile No.: 604-664-0498

and in the case of the Purchaser addressed as follows:

Golden Spirit Mining Ltd.
806 – 1288 Alberni Street
Vancouver, British Columbia, V6E 4N5

Facsimile No.: 604-664-0498

with a copy to:

DuMoulin Black
Barristers & Solicitors
10th Floor – 595 Howe Street
Vancouver, British Columbia, V6C 2T5

Attention: George R. Brazier
Facsimile No.: 604-687-8772

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, if by facsimile, when received, or, if mailed, on the first business day after the date of mailing thereof. Either party may from time-to-time by notice in writing change its address or facsimile number for the purpose of this paragraph.

8. TIME OF ESSENCE

8.1 Time shall be of the essence of this Agreement.

9. **FURTHER ASSURANCES**

9.1 The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10. **SUCCESSORS AND ASSIGNS**

10.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, provided any such assignee agrees in writing to be bound by the terms of this Agreement

11. **GOVERNING LAWS**

11.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

12. **INDEPENDENT LEGAL ADVICE**

12.1 The Purchaser has been advised to obtain independent legal advice in respect to this Agreement, and acknowledges that DuMoulin Black was acting on behalf of the Seller in respect to this Agreement and DuMoulin Black has not provided any legal advice to the Purchaser in respect to this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

AVALON GOLD CORPORATION

Per: R. Water
(Authorized Signatory)

GOLDEN SPIRIT MINING LTD.

Per: ____________________
(Authorized Signatory)